                                                                     Exhibit 5.1



                     [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                January 29, 1999


The MIIX Group, Incorporated
Two Princess Road
Lawrenceville, NJ 08648

     Re:  Form S-1 Registration Statement
          Registration No. 333-59371

Gentlemen and Ladies:

     We have acted as counsel to The MIIX Group Incorporated, a Delaware corporation ("The MIIX Group"), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-59371), originally filed on July 17, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and as subsequently amended by amendments thereto, filed on September 2, 1998, October 2, 1998, October 27, 1998, December 4, 1998, January 8, 1999 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of up to 12,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of The MIIX Group ("Common Stock") pursuant to the Plan of Reorganization of the Medical Inter-Insurance Exchange of New Jersey and the transactions contemplated thereby (the "Plan of Reorganization").

     We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

The MILX Group
January 29, 1999
Page 2


     Based on the foregoing, it is our opinion that the Shares of Common Stock, when issued in accordance with the terms of the Plan of Reorganization, will be duly authorized, validly issued, fully paid and non-assessable.


     The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated by the Plan of Reorganization. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,


                                   /s/ Dechert Price & Rhoads